Exhibit 99.1
Diodes Incorporated Reports Second Quarter 2009 Financial Results
Revenue Grew 33 Percent Over the First Quarter
Income Before Taxes and Noncontrolling Interest was $2.8 Million
Dallas, Texas — August 6, 2009 — Diodes Incorporated (Nasdaq: DIOD), a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete and analog semiconductor markets, today reported financial results for the second quarter ended June 30, 2009.
Financial and Business Highlights
•	Revenue was $103.9 million, an increase of $25.8 million, or 33.1 percent, over first quarter revenue of $78.1 million;

•	Gross profit was $27.4 million, an increase of 88.9 percent over the first quarter of $14.5 million;

•	Gross margin was 26.3 percent, a 770 basis point increase over the first quarter gross margin of 18.6 percent;

•	Income before taxes and noncontrolling interest was $2.8 million compared to a first quarter loss of $10.3 million;

•	GAAP net loss was $3.0 million, or ($0.07) per share, including a $4.9 million non-cash tax expense related to first quarter of 2009 repatriated earnings;

•
Non-GAAP adjusted net income was $2.5 million, or $0.06 per share, which excluded, among other items, the impact of the $4.9 million, or $0.12 per share, non-cash income tax expense related to repatriated earnings; and

•	Achieved $17.8 million cash flow from operations, $12.8 million free cash flow and $16.3 million net cash flow.
Revenue for the second quarter of 2009 was $103.9 million, compared to the $78.1 million reported in the first quarter of 2009 and the $116.0 million reported in the second quarter of 2008. Second quarter revenue exceeded the Company’s guidance due to improved demand, as production was ramped on previous design wins at new customers and new design wins at existing customers for the Company’s products that are utilized primarily in LCD televisions and LCD panels, set-top boxes, mobile handsets and notebooks.
Gross profit for the second quarter of 2009 was $27.4 million, or 26.3 percent of revenue, compared to $14.5 million, or 18.6 percent in the first quarter of 2009 and $39.6 million or 34.1 percent in the second quarter of 2008. The increase was primarily attributable to a significant improvement in utilization at the Company’s packaging facilities.
Commenting on the quarter, Dr. Keh-Shew Lu, President and Chief Executive Officer of Diodes Incorporated, said, “The strong financial results achieved in the second quarter reflect continued improvements in demand and order rates, our disciplined cash management, as well as improved capacity utilization at our packaging facilities. Revenue once again exceeded our expectations due to increasing production ramps of previous design wins and the introduction of new product applications for existing customers, resulting in additional market share gains in the quarter, primarily in Asia.”
Second quarter GAAP net loss was $3.0 million, or ($0.07) per share, which included, among other items, a $4.9 million of non-cash income tax expense related to the first quarter of 2009 repatriation of earnings.
Non-GAAP adjusted net income was $2.5 million, or $0.06 per share, which excluded, net of tax, non-cash interest expense related to the amortization of debt discount on the Convertible Senior Notes in accordance with FSP APB 14-1 of $1.4 million, non-cash acquisition related intangible asset amortization costs of $0.8 million, gain on forgiveness of debt of $1.3 million, non-cash income tax expense related to the repatriation of earnings of $4.9 million and nominal amounts for restructuring charges and a loss on the extinguishment of debt. The following is a summary reconciliation of GAAP net loss to non-GAAP adjusted net income and per share data, net of tax (in thousands, except per share data):

GAAP net loss	$(2,953)

GAAP diluted loss per share	$(0.07)

Adjustments to reconcile net loss to adjusted net income:

Amortization of debt discount	1,391

Taxes on repatriation of earnings	4,915

Other	(819)

Non-GAAP adjusted net income	$2,534

Non-GAAP adjusted diluted earnings per share	$0.06

See below for further details of the reconciliation.
As of June 30, 2009, Diodes had approximately $429.3 million in cash and short-term investments, consisting of approximately $109.5 million in cash and $319.8 million in short-term investments. As of June 30, 2009 $319.8 million par value auction rate securities and a related “no net cost” loan of $211.9 million were reclassified as short-term investments and current liabilities, respectively, as the auction rate securities can be put back to UBS AG at par on June 30, 2010 under the previously disclosed settlement.
Dr. Lu further stated, “Also notable in the quarter, operating expenses were held effectively flat compared to the first quarter level, which contributed to our achievement of profitability in the second quarter on a non-GAAP adjusted basis. We also further improved our balance sheet, including continued debt reduction resulting from our $15 million repurchase of our Convertible Senior Notes in exchange for common stock and a $3 million reduction of inventory, or an approximately $19 million reduction from fourth quarter levels. As a result of these combined efforts, we achieved positive cash flow from operations, net cash flow and free cash flow in the second quarter. I am very pleased with our Company’s performance in that our decisive actions taken in response to the global market conditions, in conjunction with our uninterrupted focus on new product development and design wins, have resulted in a stronger overall financial position and improved profitability for Diodes.”
Business Outlook
Dr. Lu further commented, “For the third quarter of 2009, we expect our business will continue to grow and show further improvements to the strong results achieved in the second quarter. We estimate that third quarter revenue will increase 10 to 15 percent sequentially, and gross margin will continue to improve to approximately 28 to 32 percent as we continue to benefit from improvements in factory utilization. We also expect operating expenses to be comparable to the second quarter on a percent of revenue basis. In terms of our tax rate, we expect income tax expense for the next two quarters to be a relatively nominal amount of zero to four percent due to the fact that we have recorded all of the non-cash tax expense related to the first quarter repatriation of earnings.”
Conference Call
Diodes will host a conference call on Thursday, August 6, 2009 at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss its second quarter 2009 financial results. Investors and analysts may join the conference call by dialing 1-866-783-2139 and providing the confirmation code 62419433. International callers may join the teleconference by dialing 1-857-350-1598. A telephone replay of the call will be made available approximately two hours after the call and will remain available until August 10, 2009 at midnight Pacific Time. The replay number is 1-888-286-8010 with a pass code of 59888832. International callers should dial 1-617-801-6888 and enter the same pass code at the prompt. Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the

Investor section of Diodes’ website at http://www.diodes.com. To listen to the live call, please go to the Investor section of Diodes website and click on the Conference Call link at least fifteen minutes prior to the start of the call to register, download and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on Diodes’ website for approximately 60 days.
About Diodes Incorporated
Diodes Incorporated (Nasdaq:DIOD), an S&P SmallCap 600 and Russell 3000 Index company, is a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete and analog semiconductor markets, serving the consumer electronics, computing, communications, industrial and automotive markets. Diodes’ products include diodes, rectifiers, transistors, MOSFETs, protection devices, functional specific arrays, amplifiers and comparators, Hall-effect sensors and temperature sensors, power management devices including LED drivers, DC-DC switching regulators, linear voltage regulators and voltage references, along with special function devices including USB power switch, load switch, voltage supervisor and motor controllers. The Company’s corporate headquarters are located in Dallas, Texas. A sales, marketing, engineering and logistics office is located in Westlake Village, California. Design centers are located in Dallas; San Jose, California; Taipei, Taiwan; Manchester, England and Neuhaus, Germany. The Company’s wafer fabrication facilities are located in Kansas City, Missouri and Manchester; with two manufacturing facilities located in Shanghai, China, another in Neuhaus, and a joint venture facility located in Chengdu, China. Additional engineering, sales, warehouse and logistics offices are located in Taipei; Hong Kong; Manchester and Munich, Germany, with support offices located throughout the world. For further information, including SEC filings, visit the Company’s website at http://www.diodes.com.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such statements include statements regarding our expectation that: for the third quarter of 2009, we expect our business will continue to grow and show further improvements to the strong results achieved in the second quarter; we estimate that third quarter revenue will increase 10 to 15 percent sequentially, and gross margin will continue to improve to approximately 28 to 32 percent as we continue to benefit from improvements in factory utilization; we also expect operating expenses to be comparable to the second quarter on a percent of revenue basis; and we expect income tax expense for the next two quarters to be a relatively nominal amount of zero to four percent due to the fact that we have recorded all of the non-cash tax expense related to the first quarter repatriation of earnings. Potential risks and uncertainties include, but are not limited to, such factors as: the UBS settlement may not provide us with the liquidity intended; we may not realize or maintain the anticipated cost savings or increase loadings in our manufacturing facilities; our future guidance may be incorrect; the global economic weakness may be more severe or last longer than we currently anticipated; and other information detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission.
Recent news releases, annual reports, and SEC filings are available at the Company’s website: http://www.diodes.com. Written requests may be sent directly to the Company, or they may be e-mailed to: diodes-fin@diodes.com.
# # #

Company Contact:	Investor Contact:
Diodes Incorporated	Shelton Group
Carl Wertz	Leanne K. Sievers
VP Finance and Investor Relations	EVP, Investor Relations
P: 805-446-4800	P: (949) 224-3874
E: carl_wertz@diodes.com	E: lsievers@sheltongroup.com
CONSOLIDATED CONDENSED INCOME STATEMENT and BALANCE SHEET FOLLOW

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2009	2008	2009
	(As Adjusted)		(As Adjusted)
NET SALES	$116,018	$103,898	$211,598	$181,948

COST OF GOODS SOLD	76,400	76,528	140,064	140,085

Gross profit	39,618	27,370	71,534	41,863

OPERATING EXPENSES
Selling, general and administrative	17,052	15,240	31,594	31,296
Research and development	4,832	5,385	8,406	10,660
Amortization of acquisition related intangible assets	237	1,118	471	2,209
Restructuring	—	(248)	—	(149)

Total operating expenses	22,121	21,495	40,471	44,016

Income (loss) from operations	17,497	5,875	31,063	(2,153)

OTHER INCOME (EXPENSES)
Interest income	2,554	1,345	8,002	3,102
Interest expense	(2,207)	(1,877)	(3,828)	(3,925)
Amortization of debt discount	(2,691)	(2,281)	(5,325)	(4,490)
Other	(1,202)	(275)	(1,496)	(12)

Total other expenses	(3,546)	(3,088)	(2,647)	(5,325)

Income (loss) before income taxes and noncontrolling interest	13,951	2,787	28,416	(7,478)

INCOME TAX PROVISION	1,762	5,156	2,980	5,553

NET INCOME (LOSS)	12,189	(2,369)	25,436	(13,031)

Less: NET INCOME attributable to noncontrolling interest	(675)	(584)	(1,279)	(688)

NET INCOME (LOSS) attributable to common stockholders	$11,514	$(2,953)	$24,157	$(13,719)

EARNINGS (LOSS) PER SHARE attributable to common stockholders
Basic	$0.28	$(0.07)	$0.60	$(0.33)

Diluted	$0.27	$(0.07)	$0.57	$(0.33)

Number of shares used in computation
Basic	40,616	41,587	40,431	41,368

Diluted	42,843	41,587	42,695	41,368

Note: The three and six months ended June 30, 2008 amounts were adjusted for the retrospective application of FSP APB 14-1.

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)
(in thousands, except per share data)
(unaudited)
For the three months ended June 30, 2009:

		Other
	Operating	Income	Income Tax	Net Income
	Expenses	(Expense)	Provision	(Loss)

Per-GAAP				$(2,953)

Loss per share (Per-GAAP)
Diluted				$(0.07)

Adjustments to reconcile net loss to adjusted net income:

Amortization of acquisition related intangible assets	1,118	—	(315)	803

Restructuring	(248)	—	(145)	(393)

Loss on extinguishment of debt	—	137	(53)	84

Forgiveness of debt	—	(1,501)	188	(1,313)

Amortization of debt discount	—	2,281	(890)	1,391

Taxes on repatriation of earnings	—	—	4,915	4,915

Adjusted (Non-GAAP)				2,534

Diluted shares used in computing earnings per share				$42,792

Adjusted earnings per share (Non-GAAP)
Diluted				$0.06

For the three months ended June 30, 2008:

		Other
	Operating	Income	Income Tax
	Expenses	(Expense)	Provision	Net Income

Per-GAAP				$11,514

Earnings per share (Per-GAAP)
Diluted				$(0.27)

Adjustments to reconcile net income to adjusted net income:

Amortization of acquisition related intangible assets	237	—	(66)	171

Currency hedge on purchase price	—	1,540	(570)	970

Amortization of debt discount	—	2,691	(1,049)	1,642

Adjusted (Non-GAAP)				14,297

Diluted shares used in computing earnings per share				$42,843

Adjusted earnings per share (Non-GAAP)
Diluted				$0.33

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS) — Con’t
(in thousands, except per share data)
(unaudited)
For the six months ended June 30, 2009:

		Other
	Operating	Income	Income Tax
	Expenses	(Expense)	Provision	Net Loss

Per-GAAP				$(13,719)

Adjusted loss per share (Per-GAAP)
Diluted				$(0.33)

Adjustments to reconcile net loss to adjusted net loss:

Amortization of acquisition related intangible assets	2,209	—	(619)	1,590

Restructuring	(149)	—	(196)	(345)

Gain on extinguishment of debt	—	(1,353)	528	(825)

Forgiveness of debt	—	(1,501)	188	(1,313)

Amortization of debt discount	—	4,490	(1,751)	2,739

Taxes on repatriation of earnings	—	—	10,631	10,631

Adjusted (Non-GAAP)				(1,242)

Diluted shares used in computing loss per share				$41,368

Adjusted loss per share (Non-GAAP)
Diluted				$(0.03)

For the six months ended June 30, 2008:

		Other
	Operating	Income	Income Tax
	Expenses	(Expense)	Provision	Net Income

Per-GAAP				$24,157

Adjusted loss per share (Per-GAAP)
Diluted				$0.57

Adjustments to reconcile net income to adjusted net income:

Amortization of acquisition related intangible assets	471	—	(132)	339

Currency hedge on purchase price	—	1,540	(570)	970

Amortization of debt discount	—	5,325	(2,077)	3,248

Adjusted (Non-GAAP)				28,715

Diluted shares used in computing earnings per share				$42,695

Adjusted earnings per share (Non-GAAP)
Diluted				$0.67

ADJUSTED NET INCOME (LOSS)
This measure consists of generally accepted accounting principles (“GAAP”) net income (loss), which is then adjusted solely for the purpose of adjusting for amortization of acquisition related intangible assets, restructuring, gain (loss) on extinguishment of debt, forgiveness of debt, amortization of debt discount, taxes on repatriation of earnings and currency hedge on purchase price, as discussed below. Excluding restructuring, gain (loss) on extinguishment of debt, forgiveness of debt, taxes on repatriation of earnings and currency hedge on purchase price provides investors with a better depiction of the Company’s operating results and provides a more informed baseline for modeling future earnings expectations. Excluding the amortization of acquisition related intangible assets and amortization of debt discount allows for comparison of the Company’s current and historic operating performance. The Company excludes the above listed items to evaluate the Company’s operating performance, to develop budgets, to determine incentive compensation awards and to manage cash expenditures. Presentation of the above non-GAAP measures allows investors to review the Company’s results of operations from the same view point as the Company’s management and Board of Directors. The Company has historically provided similar non-GAAP financial measures to provide investors an enhanced understanding of its operations, facilitate investors’ analyses and comparisons of its current and past results of operations and provide insight into the prospects of its future performance. The Company also believes the non-GAAP measures are useful to investors because they provide additional information that research analysts use to evaluate semiconductor companies. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results and may differ from measures used by other companies. The Company recommends a review of net income on both a GAAP basis and non-GAAP basis be performed to get a comprehensive view of the Company’s results. The Company provides a reconciliation of GAAP net loss to non-GAAP adjusted net income.
Detail of non-GAAP adjustments:
Amortization of acquisition related intangible assets — The Company has excluded the amortization of its acquisition related intangible assets including developed technologies and customer relationships. The fair value of the acquisition related intangible assets, which was allocated to the assets through purchase accounting, is amortized using straight-line methods which approximate the proportion of future cash flows estimated to be generated each period over the estimated useful lives of the applicable assets. The Company believes the exclusion of the amortization expense of acquisition related assets is appropriate as a significant portion of the purchase price for its acquisitions was allocated to the intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held businesses. In addition, the Company excluded the amortization expense as there is significant variability and unpredictability across companies with respect to this expense.
Restructuring costs — The Company has recorded various restructuring charges to reduce its cost structure in order to enhance operating effectiveness and improve profitability. These restructuring activities impacted various functional areas of the Company’s operations in several locations and were undertaken to meet specific business objectives in light of the facts and circumstances at the time of each restructuring event. These restructuring charges are excluded from management’s assessment of the Company’s operating performance. The Company believes the exclusion of the restructuring charges provides investors an enhanced view of the cost structure of the Company’s operations and facilitates comparisons with the results of other periods that may not reflect such charges or may reflect different levels of such charges.
Gain (loss) on extinguishment of debt — The Company excluded the gains and losses from extinguishment of debt from the repurchase of its 2.25% Convertible Senior Notes (“Notes”), which was accounted for under FSP APB 14-1. These gains and losses were excluded from management’s assessment of the Company’s core operating performance. The Company believes the exclusion of the gains and losses on extinguishment of debt provides investors an enhanced view of gains and losses the Company may incur from time to time and facilitates comparisons with results of other periods that may not reflect such gains or losses.
Forgiveness of debt — The Company excluded the forgiveness of debt related to one of its Asia subsidiaries in the second quarter of 2009. This forgiveness of debt is excluded from management’s assessment of our operating performance. The Company believes the exclusion of the forgiveness of debt provides investors an enhanced view of the adjustment the Company may incur from time to time and facilitates comparisons with the results of other periods that may not reflect such charges.
Amortization of debt discount — The Company has excluded the amortization of debt discount on its Notes, which is recorded in accordance with FSP APB 14-1. This amortization was excluded from management’s assessment of the Company’s core operating performance. Although the amortization of debt discount is recurring in nature, the expected life of the Notes is five years as that is the earliest date in which the Notes can be put back to the Company at par value. As such, the amortization period ends October 1, 2011, at which time the Company will no longer be recording an amortization of debt discount. In addition, the Company has repurchased some of its Notes, which can make the principal amount outstanding and related amortization vary from period to period, and as such the Company believes the exclusion of the amortization facilitates comparisons with the results of other periods that may reflect different principal amounts outstanding and related amortization.
Taxes on repatriation of earnings — The Company has excluded the non-cash income tax expense related to the repatriation of earnings. During the first quarter of 2009, the Company repatriated approximately $28.5 million of accumulated earnings from one of its Chinese subsidiaries, resulting in additional non-cash federal and state income tax expense. The Company intends to permanently reinvest overseas all of its remaining earnings from its foreign subsidiaries. The Company believes the exclusion of the non-cash income tax expense related to the repatriation of earnings provides investors an enhanced view of a one-time occurrence and facilitates comparisons with results of other periods that do not reflect such a non-cash income tax expense.
Currency hedge on purchase price — The Company incurred a one-time, non-cash currency hedge loss related to the Zetex acquisition in the second quarter of 2008. This currency hedge loss is excluded from management’s assessment of our operating performance for 2008. The Company believes the exclusion of the non-recurring currency hedge loss provides investors an enhanced view of the one-time adjustment the Company may incur from time to time and facilitates comparisons with the results of other periods that may not reflect such charges.

ADJUSTED EARNINGS (LOSS) PER SHARE
This non-GAAP financial measure is the portion of the Company’s GAAP net income (loss) assigned to each share of stock, excluding amortization of acquisition related intangible assets, restructuring, gain (loss) on extinguishment of debt, forgiveness of debt, amortization of debt discount, taxes on repatriation of earnings and currency hedge on purchase price, as described above. Excluding restructuring, gain (loss) on extinguishment of debt, forgiveness of debt, taxes on repatriation of earnings and currency hedge on purchase price provides investors with a better depiction of the Company’s operating results and provides a more informed baseline for modeling future earnings expectations, as described in further detail above. Excluding the amortization of acquisition related intangible assets and amortization of debt discount allows for comparison of the Company’s current and historic operating performance, as described in further detail above. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results and may differ from measures used by other companies. The Company recommends a review of diluted earnings per share on both a GAAP basis and non-GAAP basis be performed to obtain a comprehensive view of the Company’s results. Information on how these share calculations are made is included in the reconciliation table provided.
DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED RECONCILIATION OF NET INCOME (LOSS) TO EBITDA
EBITDA represents earnings before net interest expense, income tax provision, depreciation and amortization. Management believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties, such as financial institutions in extending credit, in evaluating companies in our industry and provides further clarity on our profitability. In addition, management uses EBITDA, along with other GAAP measures, in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA generally eliminates the effects of financing, operating in different income tax jurisdictions, and accounting effects of capital spending, including the impact of our asset base, which can differ depending on the book value of assets and the accounting methods used to compute depreciation and amortization expense. EBITDA is not a recognized measurement under GAAP, and when analyzing our operating performance, investors should use EBITDA in addition to, and not as an alternative for, income from operations and net income, each as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures used by other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.
The following table provides a reconciliation of net income (loss) to EBITDA (in thousands, unaudited):

	Three Months Ended
	June 30,

	2008	2009

Net income (loss) (per-GAAP)	$11,514	$(2,953)
Plus:
Interest expense (income), net (1)	2,344	2,813
Income tax provision	1,762	5,156
Depreciation and amortization	9,275	11,632

EBITDA (Non-GAAP)	$24,895	$16,648

	Six Months Ended
	June 30,

	2008	2009

Net income (loss) (per-GAAP)	$24,157	$(13,719)
Plus:
Interest expense (income), net (2)	1,150	5,313
Income tax provision	2,980	5,553
Depreciation and amortization	16,931	22,987

EBITDA (Non-GAAP)	$45,218	$20,134

(1)	Includes $2.7 million and $2.3 million for the three months ended June 30, 2008 and 2009, respectively, of amortization of debt discount in accordance with FSP APB 14-1.

(2)	Includes $5.3 million and $4.5 million for the six months ended June 30, 2008 and 2009, respectively, of amortization of debt discount in accordance with FSP APB 14-1.

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
ASSETS
(in thousands)
(unaudited)

	December 31,	June 30,
	2008	2009
	(As Adjusted)
CURRENT ASSETS
Cash and cash equivalents	$103,496	$109,486
Short-term investment securities	—	319,825
Accounts receivable, net	74,574	85,702
Inventories	99,118	79,784
Deferred income taxes, current	6,761	6,958
Prepaid expenses and other	15,578	11,637

Total current assets	299,527	613,392

LONG-TERM INVESTMENT SECURITIES	320,625	—

PROPERTY, PLANT AND EQUIPMENT, net	174,667	169,019

OTHER ASSETS
Goodwill	56,791	68,356
Intangible assets, net	35,928	37,833
Other	5,907	4,949

Total assets	$893,445	$893,549

Note: The December 31, 2008 amounts were adjusted for the retrospective application of FSP APB 14-1 and SFAS 160.

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
LIABILITIES AND EQUITY
(in thousands, except share data)
(unaudited)

	December 31,	June 30,
	2008	2009
	(As Adjusted)
CURRENT LIABILITIES
Lines of credit	$6,098	$215,249
Accounts payable	47,561	44,029
Accrued liabilities	31,195	26,294
Income tax payable	358	4,374
Current portion of long-term debt	1,339	363
Current portion of capital lease obligations	377	349

Total current liabilities	86,928	290,658

LONG-TERM DEBT, net of current portion
Convertible senior notes	155,451	138,687
Long-term borrowings	217,146	3,563

CAPITAL LEASE OBLIGATIONS, net of current portion	1,854	1,808
DEFERRED INCOME TAXES, non-current	10,753	18,520
OTHER LONG-TERM LIABILITIES	22,935	48,238

Total liabilities	495,067	501,474

COMMITMENTS AND CONTINGENCIES	—	—

EQUITY
Diodes Incorporated stockholders’ equity
Preferred stock — par value $1.00 per share; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock — par value $0.66 2/3 per share; 70,000,000 shares authorized; 41,378,816 and 42,436,009 issued and outstanding at December 31, 2008 and June 30, 2009, respectively	27,586	28,291
Additional paid-in capital	167,964	185,134
Retained earnings	241,814	228,094
Accumulated other comprehensive loss	(48,439)	(58,085)

Total Diodes Incorporated stockholders’ equity	388,925	383,434

Noncontrolling interest	9,453	8,641

Total equity	398,378	392,075

Total liabilities and equity	$893,445	$893,549

Note: The December 31, 2008 amounts were adjusted for the retrospective application of FSP APB 14-1 and SFAS 160.